UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 16, 2007

ACTUANT CORPORATION

(Exact name of Registrant as specified in its charter)

Wisconsin	1-11288	39-0168610
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

13000 W. Silver Spring Drive

Butler, WI 53007

Mailing address: P.O. Box 3241, Milwaukee, Wisconsin 53201

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (414) 352-4160

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Compensation. On January 16, 2007, the Compensation Committee (the “Committee”) of the Board of Directors of Actuant Corporation (the “Company”) granted stock options to its named executive officers for fiscal 2007 as follows:

Name	Functional Area	Number of Stock Options
Robert C. Arzbaecher	Chief Executive Officer	80,000
Andrew G. Lampereur	Executive VP & CFO	21,250
Mark E. Goldstein	Executive VP-Tools & Supplies	25,000
William S. Blackmore	Executive VP-Engineered Solutions	21,250

These options have an exercise price equal to the fair market value of the Company’s common stock on the date of grant and become exercisable as to half of the options three years after the date of grant and the other half five years after the date of grant.

In addition, on January 16, 2007, the Committee granted restricted stock to a named executive officer as follows:

Name	Functional Area	Number of Restricted Shares
Gustav H.P. Boel	Executive Vice President	2,000

This restricted stock grant vests three years from date of grant.

Principal Accounting Officer. On January 16, 2007, Timothy J. Teske, the Company’s Corporate Controller, was appointed as the Company’s principal accounting officer. The position of principal accounting officer was previously held by Andrew G. Lampereur, the Company’s Executive Vice President and Chief Financial Officer. Mr. Lampereur had previously served as both the principal financial officer and the principal accounting officer of the Company. Mr. Lampereur will continue to perform the duties of the Company’s principal financial officer following Mr. Teske’s appointment as principal accounting officer.

Mr. Teske, age 39, has served as the Company’s Corporate Controller since 2001.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ACTUANT CORPORATION

(Registrant)

Date: January 19, 2007	By: /s/ Andrew G. Lampereur__

Andrew G. Lampereur

Executive Vice President and

Chief Financial Officer

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